EXHIBIT 99.3

SPRINGLEAF FINANCE CORPORATION

Offers to Exchange

$300,000,000 aggregate principal amount of 6.000% Senior Notes due 2020, which have been registered under the Securities Act of 1933,

for $300,000,000 aggregate principal amount of outstanding 6.000% Senior Notes due 2020;

$650,000,000 aggregate principal amount of 7.750% Senior Notes due 2021, which have been registered under the Securities Act of 1933,

for $650,000,000 aggregate principal amount of outstanding 7.750% Senior Notes due 2021;

$300,000,000 aggregate principal amount of 8.250% Senior Notes due 2023, which have been registered under the Securities Act of 1933,

for $300,000,000 aggregate principal amount of outstanding 8.250% Senior Notes due 2023

October 30, 2013

To Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:

Springleaf Finance Corporation (“Springleaf”) is offering, upon and subject to the terms and conditions set forth in the prospectus dated                                                                 , 2013 (the “Prospectus”), to exchange (the “Exchange Offers”) an aggregate principal amount of up to $300,000,000 of its 6.000% Senior Notes due 2020 (the “Old 2020 Notes”), an aggregate principal amount of up to $650,000,000 of its 7.750% Senior Notes due 2021 (the “Old 2021 Notes”), and an aggregate principal amount of up to $300,000,000 of its 8.250% Senior Notes due 2023 (the “Old 2023 Notes” and, together with the Old 2020 Notes and the Old 2021 Notes, the “Old Notes”), for a corresponding and like aggregate principal amount of Springleaf’s 6.000% Senior Notes due 2020 (the “New 2020 Notes”), 7.750% Senior Notes due 2021 (the “New 2021 Notes”), and 8.250% Senior Notes due 2023 (the “New 2023 Notes” and, together with the New 2020 Notes and the New 2021 Notes, the “New Notes”), which have been registered under the Securities Act of 1933, as amended.  The Exchange Offers are being made in order to satisfy certain obligations of Springleaf contained in the Registration Rights Agreement, dated as of May 23, 2013, relating to the 2020 Old Notes, and September 24, 2013, relating to the Old 2021 Notes and Old 2023 Notes, each by and among Springleaf and the initial purchasers of the Old Notes referred to therein.  Capitalized terms not defined herein shall have the respective meanings ascribed to them in the Prospectus.

We are requesting that you contact your clients for whom you hold Old Notes regarding the Exchange Offers.  For your information and for forwarding to your clients for whom you hold Old Notes registered in your name or in the name of your nominee, or who hold Old Notes registered in their own names, we are enclosing the following documents:

1.                                      Prospectus dated               , 2013; and

2.                                      A form of letter which may be sent to your clients for whose account you hold Old Notes registered in your name or the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the Exchange Offers.

Your prompt action is requested.  The Exchange Offers will expire at 5:00 p.m., New York City time, on                                                                                            , 2013 unless extended by Springleaf (the “Expiration Date”).  Old Notes tendered pursuant to the Exchange Offers may be withdrawn (in accordance with the procedures set forth in the prospectus) at any time before the Expiration Date.

A holder may only tender Old Notes by book-entry transfer of the Old Notes into the Exchange Agent’s account at The Depository Trust Company.  To participate in the Exchange Offers, a tendering holder must, on or prior to the Expiration Date, transmit an agent’s message to the Exchange Agent, in accordance with the instructions set forth in the Prospectus.

Springleaf will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding the Prospectus and the related documents to the beneficial owners of Old Notes held by them as nominee or in a fiduciary capacity.  Springleaf will pay or cause to be paid all transfer taxes applicable to the exchange of Old Notes pursuant to the Exchange Offers.

Any inquiry you may have with respect to the Exchange Offers, or requests for additional copies of the enclosed materials, should be directed to Wilmington Trust, N.A., the Exchange Agent for the Exchange Offers, at its address and telephone number set forth  in the Prospectus under the caption “The Exchange Offers—The Exchange Agent.”

Very truly yours,

SPRINGLEAF FINANCE CORPORATION

NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF SPRINGLEAF OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFERS, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS.

Enclosures